Exhibit 24
   POWER OF ATTORNEY
       Know all by these present that the undersigned hereby constitutes and appoints each of John
Schreiner, David Kim, or David Glatz, signing singly, the undersigned's true and lawful attorney-in-fact to:
       (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a direct or indirect holder of 100% of the limited liability interests of The Thirty-Eight Hundred
Fund, LLC (the "Company"), United States Securities and Exchange Commission ("SEC") Form
3 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
       (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
       (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
       This Power of Attorney shall remain in full force and effect until the Form 3 with respect to the undersigned's holdings of securities issued by the Company, and any amendments thereto, has been filed unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       The Power of Attorney also confirms that the undersigned has authorized and designated Wells
Fargo & Company, or its appointed attorney or agent, to execute and file on the undersigned's behalf SEC
Form 3 and any amendments thereto as a result of the undersigned's ownership of securities in the
Company.
***Signatures Follow***

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13 day of February, 2008.
 /s/ Paul R. Ackerman
 WFC Holdings Corporation

 By:  Paul R. Ackerman
 Its:  Executive Vice President and Treasurer

 /s/ Paul R. Ackerman
 Wells Fargo Bank, National Association

 By:  Paul R. Ackerman
 Its:  Executive Vice President and Treasurer

 /s/ Paul R. Ackerman
 Wells Fargo & Company

 By:  Paul R. Ackerman
 Its:  Executive Vice President and Treasurer

 /s/ Cindy L. Webb
 Thirty-Eight Hundred Investments Limited

 By:  Cindy L. Webb
 Its:  Vice President

 /s/ Cindy L. Webb
 IntraWest Asset Management, Inc.

 By:  Cindy L. Webb
 Its:  Vice President

 /s/ Cindy L. Webb
 Iris Asset Management, Inc.

 By:  Cindy L. Webb
 Its:  Vice President

 /s/ Cindy L. Webb
 Pelican Asset Management, Inc.

 By:  Cindy L. Webb
 Its:  Vice President

 /s/ Cindy L. Webb
 Violet Asset Management, Inc.

 By:  Cindy L. Webb
 Its:  Vice President

 /s/ Cindy L. Webb
 Bitterroot Asset Management, Inc.

 By:  Cindy L. Webb
 Its:  Vice President